UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2024

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 3, 2024, FTAI Aviation Ltd. (“FTAI Aviation” and, together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”) announced that Fortress Transportation and Infrastructure Investors LLC, its subsidiary (the “Issuer”), is commencing an offering of $600.0 million aggregate principal amount of senior notes due 2032 (the “2032 Notes”) in a private offering (the “Private Offering”), subject to market and other conditions. The 2032 Notes will be fully and unconditionally guaranteed on a senior unsecured basis by FTAI Aviation.

The Issuer intends to use the net proceeds from the Private Offering (i) to repay in full amounts outstanding under our Revolving Credit Facility provided under the Third Amended and Restated Credit Agreement, dated as of May 23, 2024, without a reduction in commitments, (ii) to fund the cash termination fee for the previously announced management Internalization described in our Current Report on Form 8-K dated May 28, 2024, (iii) to fund the Tender Offer (as defined below), (iv) to pay fees and expenses related to the foregoing transactions and (v) for general corporate purposes, which may include additional repayments of our indebtedness.

The 2032 Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The 2032 Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In addition, on June 3, 2024, the Company announced the commencement by the Issuer of a cash tender offer (the “Tender Offer”) to purchase up to $100.0 million aggregate principal amount of the Issuer’s $400.0 million aggregate principal amount of outstanding 9.750% Senior Notes due 2027. A copy of the press release announcing the Tender Offer, and which describes the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K filed pursuant to Item 8.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the Private Offering, the Tender Offer or the Issuer’s anticipated use of the net proceeds from the Private Offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of our Annual Report on Form 10-K, for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description of Exhibit
99.1	Press Release, dated June 3, 2024.
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI AVIATION LTD.

	By:	/s/ Eun (Angela) Nam
	Name:	Eun (Angela) Nam
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: June 3, 2024